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                                 EXHIBIT 99.1

Press Release dated July 19, 2001

                   CAIS INTERNET COMMON STOCK TO MOVE TO THE
                        OVER-THE-COUNTER BULLETIN BOARD

WASHINGTON, DC (July 19, 2001) - CAIS Internet, Inc. (Nasdaq: CAIS), a provider of broadband access and bundled data services to businesses and hotels nationwide, today announced that the Company's common stock will begin trading on the OTC Bulletin Board (OTCBB), effective immediately. The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter (OTC) equity securities. The Company's ticker symbol (CAIS) will remain the same.

The move to the OTCBB follows the formal notification from NASDAQ that the Company's common stock would be delisted from the NASDAQ National Market because the Company does not currently comply with requirements for continued listing on the NASDAQ National Market.

"While the Company does not currently meet requirements for continued listing on the NASDAQ market, we are nonetheless optimistic about the future of CAIS Internet as a national ISP," said Michael Lee, President and CEO. "The recent closing of a $19.5 million bridge loan, combined with sweeping changes that the new management team has put in place, are indicative of the positive direction the Company is going in to ensure its long term success."

"The year end 2000 accounting adjustment necessary to recognize the over valuation of hotel assets and our depressed stock price, due in part to the general market downturn, was largely the cause of our move to the OTCBB," Lee continues. "Nonetheless, key actions, such as reducing our `burn rate,' increasing our ISP pricing to industry standards, improving our balance sheet, terminating unprofitable business units and raising additional capital, are all critical steps in this process and indicate that we are successfully executing our new national ISP business plan."

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CAIS Internet, Inc. (Nasdaq:  CAIS) is a nationwide supplier of broadband
Internet access solutions and provides price competitive high speed Internet services to businesses in 29 Points of Presence (serving 38 metro areas) across the nation utilizing a tier-one, nationwide Internet network and several proprietary technologies. The Company offers always-on, broadband Internet access to its customers through its digital subscriber line (DSL) service, and through T-1, DS-3 and other bandwidth connections in major metropolitan areas throughout the U.S. Additionally, the Company provides bundled data services including Web hosting, colocation services and other value added managed data services. Finally, the Company also provides service to certain hotel properties utilizing installed high speed Internet service and business centers. The Company uses its unmanned business centers and Internet kiosks to deliver broadband Internet access and content to hotels and public venues, such as airports, retail centers, and cruise ships.

CAIS Internet is headquartered in Washington, DC and operates a coast-to-coast OC-12 clear-channel network, and peers with public and private partners, and at national exchange points.

This release contains statements relating to CAIS's future expectations and business strategies or other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by the
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statements.  Important factors that may cause actual results to differ from projections include, among others: changes in business and market conditions; changes in the Internet services industry and the general economy; our limited operating history; our ability to manage rapid growth; our ability to enter into joint ventures and other strategic relationships with companies on terms acceptable to us; access to additional capital; and the impact of computer and related problems that may arise from our operations.



Contact:  Peter Benedict
          CAIS Internet
          703-247-6328
          p.benedict@cais.com